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EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Registration Statement of IP Promotions, LLC on Form SB-2/A of our Auditor's Report, dated May 31, 2005, on the balance sheet of IP Promotions, LLC as of December 31, 2004 and the related statement of operations and members' deficit from January 1, 2004 to December 31, 2004, changes in members' deficit, and cash flows for the year ended December 31, 2004.

/s/ De Joya Griffith & Co. LLC

June 28, 2005
Las Vegas, Nevada